Exhibit (a)(11)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Institutional Liquidity Funds (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on October 26, 2022 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on January 23, 2023 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 26th day of October, 2022

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	October 26, 2022
To be Effective:	January 23, 2023

TO

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

DECLARATION OF TRUST

DATED

February 13, 2003

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

WHEREAS, Morgan Stanley Institutional Liquidity Funds (the “Trust”) was established by the Declaration of Trust dated February 13, 2003, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or classes of Shares;

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Institutional Class of the ESG Money Market Portfolio, a series of the Trust (the “Portfolio”), as the Wealth Class, such change to be effective on January 23, 2023; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Institutional Select Class of the Portfolio as the Wealth S Class, such change to be effective on January 23, 2023;

NOW, THEREFORE:

1. The Declaration is hereby amended to redesignate the Institutional Class of the Portfolio as the “Wealth Class.”

2. The Declaration is hereby amended to redesignate the Institutional Select Class of the Portfolio as the “Wealth S Class.”

3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

4. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

5. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of October 2022.

/s/ Frank L. Bowman	/s/ Kathleen A. Dennis
Frank L. Bowman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	Kathleen A. Dennis, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Nancy C. Everett	/s/ Jakki L. Haussler
Nancy C. Everett, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	Jakki L. Haussler, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Manuel H. Johnson	/s/ Joseph J. Kearns
Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I St. NE, Suite 200 Washington, D.C. 20002	Joseph J. Kearns, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Michael F. Klein	/s/ Patricia A. Maleski
Michael F. Klein, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	Patricia A. Maleski, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ W. Allen Reed	/s/ Frances L. Cashman
W. Allen Reed, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	Frances L. Cashman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Eddie A. Grier
Eddie A. Grier, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036